Exhibit 99.1

FOR IMMEDIATE RELEASE Investors & Media: Julie D. Tracy Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. and MicroPort Scientific Corporation Enter

Into Definitive Agreement Under Which MicroPort Will Acquire

Wright’s OrthoRecon Business

Transaction Transforms Wright Medical into High Growth Extremities and Biologics Pure Play and

Expands Growth Opportunities for OrthoRecon Business

Purchase Price of $290 Million Cash

Wright to Host Conference Call Thursday, June 20, 2013, at 8:00 a.m. Central Time

ARLINGTON, Tenn. – June 19, 2013 – Wright Medical Group, Inc. (NASDAQ: WMGI) today announced a definitive agreement under which MicroPort Medical B.V., a subsidiary of MicroPort Scientific Corporation (HK: 0853), will acquire Wright’s OrthoRecon business. The purchase price is $290 million, subject to a net working capital adjustment, and is payable in cash at closing, which is expected to occur by the end of the third quarter or early in the fourth quarter of 2013.

Wright’s OrthoRecon business consists of hip and knee implant products and generated global revenue of approximately $269 million in 2012. The OrthoRecon business has established hip and knee franchise brands including DYNASTY® and CONSERVE® hips, PROFEMUR® modular stems, SUPERPATH™ minimally invasive hip surgical instrumentation, and ADVANCE® and EVOLUTION® medial-pivot knee implants. According to industry research, the worldwide hip and knee reconstruction market is approximately $14 billion in 2012. In addition, the China Hip and Knee implant market is estimated to be approximately $1.3 billion by 2018 and is growing at approximately 17% per year.

Robert Palmisano, president and chief executive officer of Wright Medical, stated, “Over the last 18 months, we have made significant progress in transforming our business to dramatically accelerate growth in our foot and ankle business, build a growing, global OrthoRecon business, and significantly improve cash flow. This next step in our transformation should enable both businesses to flourish as separate, global companies focused in their unique market space with strong management teams that will position them for continued success. In addition, as a smaller, high-growth Extremities company with breakthrough biologic opportunities, we will now be able to devote our full resources and attention on accelerating growth opportunities in this area, including improving sales productivity, extending the global reach and penetration of our products in key international markets, and seeking to gain U.S. regulatory approval for Augment® Bone Graft. We believe this will enhance our ability to create significant shareholder value.”

Palmisano continued, “In my experience, companies are bought, not sold, and such was the case in this transaction, as there were several suitors for this very valuable business. We are pleased we have found an excellent strategic buyer in MicroPort, a company that is deeply committed to the success of the OrthoRecon business and will continue to provide the focus and investment to enable it to reach its full potential. Also, very importantly, this will provide our OrthoRecon employees with opportunities for career growth and development. We are grateful to our OrthoRecon employees for their dedication and hard work, and we look forward to working with MicroPort to ensure a seamless transfer and the continued success of the OrthoRecon business as part of MicroPort.”

After closing, the OrthoRecon business will continue to be headquartered in Arlington, Tennessee and Ted Davis, who is currently president of Wright’s OrthoRecon business, will lead the MicroPort Orthopedic business.

The transaction is subject to customary closing conditions, including MicroPort shareholder approval and receipt of regulatory clearances.

Wright’s Extremities segment, which includes foot and ankle, biologics and upper extremity, generated global revenues of approximately $214 million in 2012. Following the divestiture, Wright Medical expects to be well positioned and committed to accelerating growth in its foot and ankle business and increasing U.S. foot and ankle sales productivity to $1 million per rep in 2014. Additionally, Wright expects to be adjusted EBITDA positive in 2014 with the opportunity for significant adjusted EBITDA growth in 2015 and beyond.

Net after-tax proceeds for Wright Medical, including transaction costs, are estimated to be approximately $260 million. Wright intends to use these net proceeds to fund transition costs of $25 million to $35 million and the remainder to fund growth opportunities for its Extremities and Biologics business and pay certain retained liabilities of the OrthoRecon business.

As a result of the transaction, Wright Medical plans to update its financial guidance on its second quarter conference call, which is currently scheduled for August 1, 2013, and its previous guidance is no longer valid. However, Wright is providing Extremity segment revenue guidance for 2013 of approximately $235 million to $240 million, which anticipates some potential minor, short-term dis-synergies as a result of the transaction. Beginning in the second quarter of 2013, the OrthoRecon segment will be accounted for as a discontinued operation in Wright’s GAAP and non-GAAP income statements. Wright plans to provide additional details regarding the financial impact of the transaction when it reports it second quarter 2013 results.

An investor presentation will be available on Wright’s investor website at www.wmt.com.

In connection with this transaction, Deutsche Bank Securities Inc. and Ropes & Gray LLP advised Wright Medical.

Wright Medical’s Conference Call and Webcast

Wright Medical’s management team will host a conference call Thursday, June 20, 2013, starting at 8:00 a.m. Central Time. The live dial-in number for the call is 866-788-0544 (U.S.) / 857-350-1682 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company’s website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 9:30 a.m. Central Time on June 20, 2013 and continuing through June 27, 2013. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 53923011. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company’s website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a global orthopaedic company that that provides solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current view of future  performance, results, and trends. Forward-looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. As with all transactions, there is a risk that failure to obtain necessary approvals, or other intervening events, could prevent the transaction described in this press release  from closing, or could delay the closing. In addition, risks and uncertainties that could cause our actual results to materially differ  from those described in forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and as may be supplemented in our Quarterly Reports on Form 10-Q). By way of example and without implied limitation, such risks and uncertainties include: failure to realize the anticipated financial and other benefits from the acquisition of BioMimetic Therapeutics, Inc. or a delay in realization thereof; failure to obtain, or a delay in obtaining, FDA approval of Augment Bone Graft, or a material limitation on the scope of such approval; lower than anticipated market acceptance of, or annual market demand for, Augment Bone Graft; future actions of the United States Attorney’s office, the FDA, the Department of Health and Human Services or other U.S. or  foreign government authorities, including those resulting from increased scrutiny under the Foreign Corrupt Practices Act and similar laws, that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; failure to obtain the FDA or other regulatory clearances needed to market and sell our products; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015 which could expose us to significant liability including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; the possibility of private securities litigation or shareholder derivative suits; demand for and market acceptance of our new and existing products; potentially burdensome tax measures; recently enacted healthcare laws and changes in product reimbursement which could generate downward pressure on our product pricing; lack of suitable business development opportunities; inability to capitalize on business development opportunities; product quality or patient safety issues; challenges to our intellectual property rights; geographic and product mix impact on our sales; our inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; inability to realize the anticipated benefits of restructuring initiatives; negative impact of the commercial and credit environment on us, our customers and our suppliers; and the potentially negative effect of our ongoing compliance enhancements on our relationships with customers and our ability to deliver timely and effective medical education, clinical studies, and new products.

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